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                             SECOND AMENDMENT TO THE               EXHIBIT 10.29

                                     KEYCORP

                           DEFERRED COMPENSATION PLAN



         WHEREAS, KeyCorp has established the KeyCorp Deferred Compensation Plan ("Plan") for certain employees of KeyCorp, and

         WHEREAS, the Board of Directors of KeyCorp has authorized its Compensation and Organization Committee to permit amendments to the Plan, and

         WHEREAS, the Compensation and Organization Committee of the Board of Directors of KeyCorp has determined it desirable to amend the Plan and has accordingly authorized the execution of this Second Amendment,

         NOW THEREFORE, pursuant to such action of the Compensation and Organization Committee, the Plan is hereby amended as follows:

         1. Section 2.1(l) shall be amended to delete it in its entirety and to substitute therefore the following:

         (l) "EARLY RETIREMENT" shall mean the Participant's retirement from employment with an Employer on or after the Participant's attainment of age 55 and completion of a minimum of five years of Vesting Service, but prior to the Participant's Normal Retirement Date.

         2. Section 2.1(q) shall be amended to delete it in its entirety and to substitute therefore the following:

         "(q) "INCENTIVE COMPENSATION" shall mean the incentive compensation awarded to a Participant under an Incentive Compensation Plan."

         3. A new Section 2.1(s) "Incentive Compensation Plan" shall be added to the Plan, and all remaining definitions contained in Section 2.1 shall be sequentially re-alphabetized. The new Section 2.1(s) shall provide the following:


         "(s) "INCENTIVE COMPENSATION PLAN" shall mean a line of business or management incentive compensation plan that is sponsored by KeyCorp or an affiliate of KeyCorp which the Corporation in its sole discretion has determined constitutes an Incentive Compensation Plan for purposes of the Plan."



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         4.   Section 3.1(a) shall be amended to delete it in its entirety and to substitute therefore the following:

         "(a) ELIGIBILITY. An Employee shall be eligible to participate in the Plan if (1) the Employee is a Participant in an Incentive Compensation Plan, (2) the Employee is employed in a job grade (or job grade equivalent) 86 and above, and (3) the Corporation selects such Employee to participate in the Plan. Notwithstanding the foregoing provisions of this Section 3.1(a), all Participants in the Plan as of December 31, 2000 shall continue to remain Plan Participants regardless of the Participant's job grade (or job grade equivalent)."

         5. Except as specifically amended herein, the Plan shall remain in full force and effect.


                IN WITNESS WHEREOF, KeyCorp has caused this Second Amendment to the Plan to be executed by its duly authorized officer to be effective as of the first day of January, 2001.

                                            KEYCORP


                                            BY:
                                               ---------------------------------

                                            TITLE:
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